Exhibit 99.1

600 Travis Street

Suite 5200

Houston, Texas 77002

Contact: Roland O. Burns

Chief Financial Officer

(972) 668-8811

Web Site: www.boisdarcenergy.com

NEWS RELEASE

For Immediate Release

BOIS d’ARC ENERGY, INC. REPORTS

FIRST QUARTER 2006 FINANCIAL AND OPERATING RESULTS

HOUSTON, TEXAS, MAY 4, 2006 — Bois d’Arc Energy, Inc. (“Bois d’Arc” or the “Company”) (NYSE: BDE) today reported financial and operating results for the quarter ended March 31, 2006. Prior to closing its initial public offering on May 11, 2005, the Company was organized as a limited liability company and was named Bois d’Arc Energy, LLC. As a limited liability company, Bois d’Arc passed through its income tax liabilities to its owners. The Company converted to a corporation in connection with the initial public offering and began providing for income taxes subsequent to that date. The financial results reported for the first quarter of 2005 represent the consolidated financial results of Bois d’Arc Energy, LLC and do not include a provision for income taxes except on a proforma basis.

First Quarter 2006 Financial Results

Bois d’Arc reported net income of $16.8 million, 26¢ per diluted share, for the three months ended March 31, 2006 as compared to 2005’s first quarter pro forma net income of $11.0 million or, 21¢ per diluted equivalent unit. Earnings for the first quarter of 2005 are pro forma to give effect to income taxes as if the Company has been taxed as a corporation. Bois d’Arc’s first quarter 2006’s oil and gas sales increased 42% to $61.8 million over 2005’s first quarter sales of $43.5 million as a result of increased production and higher oil and natural gas prices. Operating cash flow (before changes in working capital accounts) generated by Bois d’Arc in 2006’s first quarter of $44.3 million was 46% higher than 2005’s first quarter cash flow of $30.2 million. EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $47.7 million in 2006’s first quarter, a 36% increase over 2005’s first quarter EBITDAX of $35.1 million.

Bois d’Arc’s production in the first quarter of 2006 totaled 7.0 billion cubic feet equivalent of natural gas (“Bcfe”), as compared to production of 6.2 Bcfe in the first quarter of 2005. The higher production rate this quarter was achieved despite having certain properties which were capable of producing 18.1 Mmcfe per day, or 1.6 Bcfe, in the quarter shut-in waiting on certain third party pipelines and processing facilities to return to service after last year’s hurricane activity. Lifting costs in the first quarter of 2006 included $1.9 million for the cost of repairs related to damage caused by the 2005 hurricanes.

The Company’s realized natural gas price averaged $8.39 per Mcf in 2006’s first quarter as compared to $6.61 per Mcf in 2005’s first quarter. Realized oil prices in the first quarter of 2006 averaged $60.95 per barrel as compared to $47.63 per barrel for 2005.

First Quarter 2006 Drilling Results

Bois d’Arc is off to a strong start in 2006 with successful results from its exploration program. Since the beginning of 2006, Bois d’Arc has drilled five (4.5 net) successful wells out of a total of six (5.2 net) drilled for an 86% success rate.

During the first quarter of 2006 Bois d’Arc drilled its fifth well to delineate and extend the “Laker” prospect discovery made last year at Ship Shoal block 111. The OCS-G-00066 #A-8 was drilled in the adjacent Ship Shoal block 112 to a depth of 13,177 feet. This well was designed to test a new fault block on the northeast flank of the Ship Shoal 111 salt mass. The well encountered 52 feet of net pay in two well developed sands.

Bois d’Arc drilled a successful extension well in Ship Shoal block 99. The OCS-G-13912 #4 was drilled to a depth of 13,243 feet and encountered 37 feet of net pay in four commercial reservoirs. Bois d’Arc’s exploratory well drilled to test the “Pickle” prospect at Eugene Island block 166 was successful. The OCS-G 22664 #1 was drilled to a depth of 16,902 feet and encountered 42 feet of net pay in two sands.

Bois d’Arc also drilled a well to test its “Coaster” and “Steelhead” prospects in Ship Shoal blocks 96 and 111. The “Coaster” prospect was non-productive and the well was sidetracked to test the primary target, the “Steelhead” prospect. The OCS-G 24924 #1 ST was drilled to a depth of 13,496 feet and encountered 35 feet of net pay in the objective sand and appears to have proven the reserves targeted for the prospect.

The fifth successful well is the OCS-G 18054 #54 ST which was drilled to test the “Sockeye” prospect at South Pelto 22. This well has been drilled to a depth of 17,593 feet after re-entering and sidetracking an existing temporarily abandoned well bore. The well has proved up its targeted objective. Bois d’Arc is currently setting a drilling liner and plans to deepen this well to test other potential reservoirs.

One unsuccessful well was drilled at South Timbalier block 11. The OCS-G 13925 #1 was drilled to a depth of 10,792 feet and encountered two targeted sands which were found to be wet. The dry hole cost of $2.8 million was included as exploration expense in the first quarter of 2006.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Bois d’Arc Energy is a growing independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico. The Company’s stock is traded on the New York Stock Exchange under the symbol “BDE”.

BOIS d’ARC ENERGY, INC.

CONSOLIDATED OPERATING RESULTS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Oil and gas sales	$61,833	$43,476
Operating expenses:
Oil and gas operating	12,440	7,707
Exploration	4,531	3,136
Depreciation, depletion and amortization	14,393	11,821
General and administrative, net	3,241	2,027

Total operating expenses	34,605	24,691

Income from operations	27,228	18,785

Other income (expenses):
Interest income	69	45
Interest expense	(1,077)	(1,768)

Total other expenses	(1,008)	(1,723)

Income before income taxes	26,220	17,062
Provision for income taxes	(9,439)	—

Net income	$16,781	$17,062

Net income per share:
Basic	$0.27	$0.34
Diluted	$0.26	$0.33

Pro forma computation related to conversion to a corporation for income tax purposes:
Income before income taxes		$17,062
Pro forma income tax provision		(6,088)
Pro forma net income		$10,974

Pro forma net income per share (unit):
Basic		$0.22
Diluted		$0.21

Weighted average common and common stock equivalent shares (units) outstanding:
Basic	62,429	50,000
Diluted	64,429	51,627

BOIS d’ARC ENERGY, INC.

CONSOLIDATED OPERATING RESULTS

(In thousands)

	Three Months Ended March 31,
	2006	2005
Cash flow from operations:
Net cash provided by operating activities	$32,751	$21,735
Increase (decrease) in accounts receivable	(4,297)	4,112
Increase (decrease) in other current assets	(1,853)	90
Decrease in accounts payable and accrued expenses	17,673	4,303
Cash flow from operations	$44,274	$30,240

EBITDAX:
Net income	$16,781	$17,062
Interest expense	1,077	1,768
Income tax expense	9,439	—
Depreciation, depletion and amortization	14,393	11,821
Stock-based compensation	1,463	1,357
Exploration expense	4,531	3,136
EBITDAX	$47,684	$35,144

	As of March 31,
	2006	2005
Balance Sheet Data:
Current assets	$39,572	$24,325
Property and equipment, net	691,436	538,357
Other	720	776
Total assets	$731,728	$563,458

Current liabilities	$50,992	$33,420
Payable to Comstock Resources	—	164,096
Long-term debt	76,000	—
Deferred income taxes	131,508	—
Reserve for future abandonment costs	35,778	29,395
Stockholders’ equity	437,450	336,547
Total liabilities and stockholders’ equity	$731,728	$563,458

BOIS d’ARC ENERGY, INC.

CONSOLIDATED OPERATING RESULTS

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2006	2005

Oil production (thousand barrels)	317	351
Gas production (million cubic feet – Mmcf)	5,065	4,051
Total production (Mmcfe)	6,968	6,154

Oil sales	$19,337	$16,699
Gas sales	42,496	26,777
Total oil and gas sales	$61,833	$43,476

Average oil price (per barrel)	$60.95	$47.63
Average gas price (per thousand cubic feet – Mcf)	$8.39	$6.61
Average price (per Mcf equivalent)	$8.87	$7.06
Lifting cost	$12,440	$7,707
Lifting cost (per Mcf equivalent)	$1.79	$1.25

Oil and gas capital expenditures:
Leasehold costs	$978	$100
Exploration drilling	26,312	13,848
Development drilling	11,823	15,364
Other development costs	7,344	8,240
Total	$46,457	$37,552